UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2009

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Consumers Energy Company
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-05611	38-0442310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2009, Consumers Energy Company ("Consumers"), a principal subsidiary of CMS Energy Corporation ("CMS Energy"), amended and restated its $150 million secured Revolving Credit Facility (the "Facility") with a consortium of banks led by Union Bank, N.A. The Facility replaces Consumers' existing $150 million secured revolving credit facility that was set to expire in September of 2009 (the "Original Facility"). The Facility has substantially similar terms as the Original Facility. The Facility is a short-term facility and contains certain customary affirmative and negative covenants. Any amounts drawn under the Facility will be secured by first mortgage bonds of Consumers, created under the Original Facility and its associated Supplemental Indenture. The Original Facility was previously filed as Exhibit 10.1 to the Form 8-K filed September 16, 2008 and its Supplemental Indenture was previously filed as Exhibit 4.1 to the Form 8-K filed September 16, 2008. Consumers expects any drawings under the Facility will be used for general corporate purposes.

Union Bank, N.A. and other members of the lending consortium have provided banking and underwriting services to Consumers in the ordinary course of business.

The foregoing description of the Facility does not purport to be complete and is qualified in its entirety by the provisions of the Facility, respectively, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2009, Consumers entered into a Change in Control Agreement ("CIC Agreement") with John Butler, Senior Vice President of Human Resources and Administrative Services of CMS Energy and Consumers, in a form which CMS Energy plans to utilize for certain other officers, approved by the Compensation and Human Resources Committee of the Board of Directors. A copy of the form of the CIC Agreement has been filed as exhibit (10)(s) to CMS Energy’s and Consumers' Annual Report on Form 10-K for the year ended December 31, 2008, and is incorporated by reference herein. Under the main feature of the CIC Agreement, if there were a "Change in Control" of CMS Energy, in return for releasing all claims against CMS Energy and various other covenants of the officer, the officer would be paid a separation payment in an amount equal to a multiple of his/her then annual base salary and annual target bonus (3 times in the case of Mr. Butler). In addition, the CIC Agreement provides for immediate vesting of restricted stock (provided however, that performance-based shares will vest at the target level if the performance goal is based on total shareholder return and will vest as a pro rata share of the target if the performance goal is based on relative shareholder return), provides for use of the separation payment amount when contributing to CMS Energy’s Defined Benefit Supplemental Executive Retirement Plan and otherwise generally preserves existing rights to other benefits, such as pension benefits and related compensation, which the officer had accrued at the time of termination. This CIC Agreement replaces a prior change in control agreement. The preceding disclosure does not purport to be complete and is qualified in its entirety by reference to the form of the CIC Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 $150 million Amended and Restated Revolving Credit Agreement dated as of August 18, 2009 between Consumers Energy Company, the Banks, Agent, Co-Syndication Agents, and Documentation Agent all as defined therein.

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K and Consumers Energy Company’s (“Consumers”) Form 10-K each for the Year Ended December 31, 2008 and as updated in CMS Energy’s Forms 10-Q and Consumers’ Forms 10-Q each for the Quarters Ended March 31, 2009 and June 30, 2009. CMS Energy’s and Consumers’ “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers’ results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

August 21, 2009	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

Consumers Energy Company

August 21, 2009	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	$150 million Amended and Restated Revolving Credit Agreement dated as of August 18, 2009 between Consumers Energy Company, the Banks, Agent, Co-Syndication Agents, and Documentation Agent all as defined therein.